Exhibit 99.1

(NASDAQ: BOCH)

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Fourth Quarter of 2014

REDDING, California, January 30, 2015 / GLOBE NEWSWIRE— Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $997.2 million asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the fourth quarter and year ended December 31, 2014. Net income available to common shareholders for the quarter ended December 31, 2014 was $1.6 million or $0.12 per share – diluted, compared with $2.0 million or $0.14 per share – diluted for the same period of 2013. Net income available to common shareholders for the year ended December 31, 2014 was $5.5 million or $0.14 per share – diluted compared with $7.7 million or $0.52 for the same period of 2013.

Financial highlights for the full year 2014:

●	Net income available to common shareholders was $5.5 million for the year ended December 31, 2014 compared with $7.7 million for the same period a year ago.
●	Loans increased $62.8 million or 10% compared to the prior year.
●	Nonperforming assets decreased $8.5 million or 28% compared to the prior year.
●	Total deposits increased $42.7 million or 6% compared to the prior year.
●	Book value per share increased to $6.29 compared to $5.86 for the prior year.

Financial highlights for the fourth quarter of 2014:

●

Net income available to common shareholders was $1.6 million for the three months ended December 31, 2014 compared with $2.0 million for the same period a year ago and $1.2 million for the prior quarter.

●	Nonperforming assets decreased $2.7 million or 11% compared to the prior quarter.
●	Total deposits increased $21.5 million or 3% compared to the prior quarter.
●	Loans increased $11.2 million or 2% compared to the prior quarter.
●	Gain of $406 thousand from the discounted repayment of $5.0 million of junior subordinated debentures.
●	The quarter includes severance costs of $1.0 million associated with the retirement of a former executive.

Randall S. Eslick, President and CEO commented: “I am very pleased with our achievements during a challenging 2014. The executive management team is energized and our loan and deposit sales force is focused. On a year over year basis, we were able to increase total deposits 6%, increase loans 10% and make sizeable decreases in our nonperforming assets. We are poised to build on these successes in 2015.”

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could further reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and under the heading: “Risk Factors” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation, to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

(NASDAQ: BOCH)

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)

	At or For the Three Months Ended			At or For the Twelve Months Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Net income, average assets and average equity
Income available to common shareholders	$1,633	$2,037	$1,223	$5,527	$7,735
Average total assets	$985,771	$939,732	$994,373	$993,925	$954,302
Average shareholders' equity	$103,579	$102,084	$102,109	$102,364	$106,193

Selected performance ratios
Return on average assets	0.68%	0.89%	0.51%	0.58%	0.83%
Return on average equity	6.50%	8.18%	4.99%	5.59%	7.47%
Efficiency ratio	78.55%	61.79%	69.98%	74.05%	59.59%

Share and per share amounts
Common shares outstanding at period end	13,295	13,977	13,294	13,295	13,977
Weighted average shares - basic	13,295	14,143	13,294	13,475	14,940
Weighted average shares - diluted	13,335	14,176	13,339	13,520	14,964
Earnings per share - basic	$0.12	$0.14	$0.09	$0.41	$0.52
Earnings per share - diluted	$0.12	$0.14	$0.09	$0.41	$0.52
Book value per common share	$6.29	$5.86	$6.17	$6.29	$5.86

Capital ratios
Bank of Commerce Holdings
Leverage ratio	11.59%	12.80%	11.87%	11.59%	12.80%
Tier 1 risk based capital ratio	13.91%	15.94%	14.74%	13.91%	15.94%
Total risk based capital ratio	15.16%	17.20%	15.99%	15.16%	17.20%

Redding Bank of Commerce
Leverage ratio	11.57%	12.49%	11.84%	11.57%	12.49%
Tier 1 risk based capital ratio	13.89%	15.56%	14.68%	13.89%	15.56%
Total risk based capital ratio	15.14%	16.82%	15.93%	15.14%	16.82%

The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. At December 31, 2014, the Company’s Tier 1 and Total risk based capital ratios were 13.91% and 15.16% respectively, while the leverage ratio was 11.59%. The decrease in capital ratios during the current quarter compared to the same period a year ago and the prior quarter is primarily due to repayment of junior subordinated debentures, repurchase of common stock, and increased average assets.

(NASDAQ: BOCH)

BALANCE SHEET OVERVIEW

As of December 31, 2014, the Company had total consolidated assets of $997.2 million, net loans of $650.2 million, allowance for loan and lease losses (“ALLL”) of $10.8 million, total deposits of $789.0 million, and shareholders’ equity of $103.6 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2014	Total	2013	Total	Amount	%	2014	Total
Commercial	$153,957	23%	$170,429	29%	$(16,472)	-10%	$160,024	25%
Real estate - construction loans	30,099	5%	18,545	3%	11,554	62%	25,579	4%
Real estate - commercial (investor)	215,114	33%	205,384	34%	9,730	5%	216,204	33%
Real estate - commercial (owner occupied)	115,389	17%	83,976	14%	31,413	37%	105,889	16%
Real estate - ITIN loans	52,830	8%	56,101	9%	(3,271)	-6%	53,805	8%
Real estate - mortgage	13,156	2%	14,590	2%	(1,434)	-10%	13,779	2%
Real estate - equity lines	44,981	7%	45,462	8%	(481)	-1%	45,050	7%
Consumer	35,210	5%	3,472	1%	31,738	914%	28,998	4%
Other	162	0%	36	0%	126	350%	367	1%
Gross loans	660,898	100%	597,995	100%	62,903	11%	649,695	100%
Deferred fees and costs	157		303		(146)		184
Loans, net of deferred fees and costs	661,055		598,298		62,757		649,879
Allowance for loan and lease losses	(10,820)		(14,172)		3,352		(10,400)
Net loans	$650,235		$584,126		$66,109		$639,479

Average yield on loans	4.77%		5.00%		-0.23%		4.59%

The Company recorded gross loan balances of $660.9 at December 31, 2014, compared with $598.0 at December 31, 2013, an increase of $62.9 million. The increase in gross loans during the year ended December 31, 2014 was driven by strong organic loan originations and the purchase of wholesale loan pools. During 2014, the Company purchased $42.2 million and $18.5 million in consumer and SBA loan pools, respectively.

The decrease in the ALLL primarily resulted from $5.8 million in charge offs related to three significant borrowing relationships partially offset by $3.2 million in provision to the allowance for loan and lease losses. The loans associated with these three borrowers were collateral dependent, were adequately reserved for at December 31, 2013, and were subsequently charged-off during the second quarter of 2014. See table 7 for additional detail of the ALLL.

(NASDAQ: BOCH)

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2014	Total	2013	Total	Amount	%	2014	Total

Cash and due from banks	$43,949	16%	$38,369	12%	$5,580	15%	$31,151	11%
Interest bearing due from banks	14,473	5%	20,146	6%	(5,673)	-28%	15,272	6%
Total cash and cash equivalents	58,422	21%	58,515	18%	(93)	0%	46,423	17%

U.S. government and agencies	6,393	2%	6,264	2%	129	2%	7,825	3%
Obligations of state and political subdivisions	54,363	20%	59,209	21%	(4,846)	-8%	57,161	21%
Residential mortgage backed securities and collateralized mortgage obligations	47,015	17%	62,991	20%	(15,976)	-25%	46,498	17%
Corporate securities	37,734	13%	48,230	15%	(10,496)	-22%	39,717	15%
Commercial mortgage backed securities	10,389	4%	10,472	3%	(83)	-1%	11,100	4%
Other asset backed securities	31,092	11%	29,474	9%	1,618	5%	27,078	10%
Total investment securities - AFS	186,986	67%	216,640	70%	(29,654)	-14%	189,379	70%

Obligations of state and political subdivisions - HTM	36,806	12%	36,696	12%	110	0%	36,888	13%
Total investment securities	223,792	79%	253,336	82%	(29,544)	-14%	226,267	83%

Total cash equivalents and investment securities	$282,214	100%	$311,851	100%	$(29,637)	-10%	$272,690	100%

Yield on cash, cash equivalents and investment securities	2.58%		2.49%		0.09%		2.43%

The Company continued to maintain a strong liquidity position during the reporting period. As of December 31, 2014, the Company maintained cash positions at the Federal Reserve Bank and correspondent banks in the amount of $43.9 million. The Company also held certificates of deposits with other financial institutions in the amount of $14.5 million.

Available-for-sale investment securities totaled $187.0 million at December 31, 2014, compared with $216.6 million at December 31, 2013 and $189.4 million at September 30, 2014. The Company’s available-for-sale investment portfolio provides the Company a secondary source of liquidity to fund other higher yielding asset opportunities, such as loan originations and wholesale loan purchases. During the fourth quarter of 2014, the Company purchased twelve securities with a par value of $14.9 million and weighted average yield of 3.29% and sold nine securities with a par value of $11.4 million and weighted average yield of 2.44%. The sales activity resulted in $93 thousand in net realized gains for the three months ended December 31, 2014. Average quarterly securities balances and weighted average tax equivalent yields at December 31, 2014 and 2013 were $226.1 million and 3.40% compared to $252.7 million and 3.30%, respectively.

During the year ended December 31, 2014, the Company’s securities purchases were focused on moderate term maturities, taking advantage of the steepness of the yield curve, which moderates the Company’s exposure to rising interest rates, while still providing an acceptable yield. Sales were focused on longer term municipal and corporate bonds, as well as mortgage-backed and asset-backed securities with extended cash flows or with a high probability of cash flows extending as interest rates increase.

Overall, management’s investment strategy reflects the continuing expectation of rising rates across the yield curve. Management continues to actively seek out opportunities to reduce the overall duration of the portfolio and accelerate cash flows. This strategy could entail recognizing small losses within the portfolio to meet these longer term objectives.

(NASDAQ: BOCH)

At December 31, 2014, the Company’s net unrealized gains on available-for-sale securities were $2.6 million compared with $3.7 million net unrealized loss at December 31, 2013 and $1.8 million net unrealized gains at September 30, 2014. The favorable change in net unrealized gains resulted primarily from increases in the fair values of the Company’s municipal bond, and US government securities portfolios, caused by declines in long-term interest rates.

TABLE 4
DEPOSITS BY TYPE UNAUDITED
(amounts in thousands)

	At December 31,						At September 30,
		% of		% of	Change			% of
	2014	Total	2013	Total	Amount	%	2014	Total
Demand - noninterest bearing	$157,557	20%	$133,984	18%	$23,573	18%	$151,684	20%
Demand - interest bearing	298,160	38%	273,390	37%	24,770	9%	265,308	35%
Total demand	455,717	58%	407,374	55%	48,343	12%	416,992	55%

Savings	88,569	11%	90,442	12%	(1,873)	-2%	91,589	12%
Total non-maturing deposits	544,286	69%	497,816	67%	46,470	9%	508,581	67%

Certificates of deposit	244,749	31%	248,477	33%	(3,728)	-2%	258,939	33%
Total deposits	$789,035	100%	$746,293	100%	$42,742	6%	$767,520	100%

Average rate on interest bearing deposits	0.50%		0.53%		-0.03%		0.54%

Total deposits for the year ended December 31, 2014, increased 6% or $42.7 million to $789.0 million compared to the same period a year ago and 3% or $21.5 million compared to the prior quarter. Non-maturing core deposits increased $7.8 million or 2% compared to the same period a year ago and 3% or $11.6 million compared to the prior quarter.

Brokered deposits totaled $97.9 million at December 31, 2014 compared with $70.3 million at December 31, 2013, and $80.0 million at September 30, 2014. Brokered deposits included reciprocal deposits of $90.3 million, $55.1 million, and $66.4 million for the same periods respectively.

Deposits obtained through the use of a deposit listing service that are not considered brokered deposits totaled $67.5 million at December 31, 2014 compared with $68.0 million at September 30, 2014 and $42.7 million at December 31, 2013,

(NASDAQ: BOCH)

INCOME STATEMENT OVERVIEW

TABLE 5
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)

	For The Three Months Ended
	December 31,		Change		September 30,	Change
	2014	2013	Amount	%	2014	Amount	%
Net interest income	$8,290	$8,494	$(204)	-2%	$7,948	$342	4%
Provision for loan and lease losses	675	—	675	100%	1,050	(375)	-36%
Noninterest income	1,144	719	425	59%	671	473	70%
Noninterest expense	7,410	5,693	1,717	30%	6,032	1,378	23%
Income before income taxes	1,349	3,520	(2,171)	-62%	1,537	(188)	-12%
Provision (benefit) for income taxes	(334)	1,433	(1,767)	-123%	264	(598)	-227%
Net income	1,683	2,087	(404)	-19%	1,273	410	32%
Less: Dividend on preferred stock	50	50	—	0%	50	—	0%
Income available to common shareholders	$1,633	$2,037	$(404)	-20%	$1,223	$410	34%

Basic earnings per share	$0.12	$0.14	$(0.02)	-14%	$0.09	$0.03	33%
Average basic shares	13,295	14,143	(848)	-6%	13,294	1	0%
Diluted earnings per share	$0.12	$0.14	$(0.02)	-14%	$0.09	$0.03	33%
Average diluted shares	13,335	14,176	(841)	-6%	13,339	(4)	0%
Dividends declared per common share	$0.03	$0.03	$—	0%	$0.03	$—	0%

Net income available to common shareholders was $1.6 million for the three months ended December 31, 2014 compared with $2.0 million for the same period a year ago. The decrease in net income available to common shareholders in the current quarter compared to the same period a year ago was primarily driven by increased loan loss provisions and increased noninterest expense partially offset by increased noninterest income and a decreased provision for income taxes.

Net income available to common shareholders increased $410 thousand to $1.6 million during the three months ended December 31, 2014 compared to $1.2 million in the prior quarter. Increased operating income, decreased provision for loan and lease losses and decreased provision for tax expense were partially offset by increased noninterest expense.

Return on average assets and return on average equity for the current quarter was 0.68% and 6.50%, respectively, compared with 0.89% and 8.18%, respectively, for the same period a year ago. The 21 basis point decrease in return on average assets between these periods is mostly attributed to decreased earnings. The decrease in return on average equity was primarily driven by decreased net income, partially offset by the decrease in weighted average shares resulting from the Company’s publically announced common stock repurchase plans.

Net interest Income

Interest income for the three months ended December 31, 2014 was $9.5 million, an increase of $228 thousand or 2% compared to the same period a year ago and an increase of $427 thousand or 5% compared to the prior quarter. The increase in interest income compared to the same period a year ago was driven by increased volume in the loan portfolio and increased yield in the investment securities portfolio, partially offset by decreased volume in the investment securities portfolio and decreased yield in the loan portfolio. The increase in interest income compared to the prior quarter was primarily due to increased volume and yield in the loan portfolio.

Interest expense for the three months ended December 31, 2014 was $1.2 million, an increase of $432 thousand or 54% compared to the same period a year ago and an increase of $85 thousand or 7% compared to the prior quarter. During the second quarter of 2014 the Company concluded that the remaining hedged forecasted interest costs from FHLB advances associated with the final two legs of a terminated forward starting interest rate swap were no longer probable. Accordingly, the remaining hedge gains recorded in other comprehensive income relating to the interest rate swap were immediately recognized in other noninterest income. Prior to this determination the Company had been reclassifying the hedge gains out of other comprehensive income into earnings as an adjustment to interest expense.

(NASDAQ: BOCH)

TABLE 6
NET INTEREST SPREAD AND MARGIN - UNAUDITED
(amounts in thousands)

	For the Three Months Ended
	December 31,		Change	September 30,	Change
	2014	2013	Amount	2014	Amount
Tax equivalent yield on average interest earning assets	4.28%	4.31%	-0.03%	4.06%	0.22%
Rate on average interest bearing liabilities	0.70%	0.47%	0.23%	0.64%	0.06%
Net interest spread	3.58%	3.84%	-0.26%	3.42%	0.16%

Net interest margin	3.60%	3.80%	-0.20%	3.42%	0.18%
Net interest margin on a tax equivalent basis	3.74%	3.95%	-0.21%	3.56%	0.18%

Average earning assets	$919,864	$895,101	$24,763	$929,447	$(9,583)
Average interest bearing liabilities	$713,091	$692,739	$20,352	$722,300	$(9,209)

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.74% for the three months ended December 31, 2014, a decrease of 21 basis points as compared to the same period a year ago. The decrease in net interest margin resulted from a 3 basis point decline in yield on average earning assets and an 18 basis point increase in interest expense to average earning assets. With decreasing elasticity in managing our funding costs and historically low interest rates, maintaining our net interest margin in the foreseeable future will continue to be challenging. Management will continue to pursue organic loan growth, wholesale loan purchases, and actively manage the investment securities portfolio within our accepted risk tolerance to maximize yields on earning assets.

Noninterest Income

Noninterest income for the three months ended December 31, 2014 was $1.1 million, an increase of $425 thousand and $473 thousand when compared to the same period a year ago and the previous quarter respectively. The increase in noninterest income in the current quarter compared to the same period a year ago and prior quarter is primarily due to a $406 thousand gain on discounted repayment of junior subordinated debentures recognized during the quarter ended December 31, 2014. The debentures were issued to Bank of Commerce Holdings Trust. All of the debentures issued to the Trust, less the common stock of the Trust, qualified as Tier 1 capital, under guidance issued by the Federal Reserve Board.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2014 increased $1.7 million compared to the same period a year ago, and increased $1.4 million compared to the prior quarter. The increase in noninterest expense in the current quarter is primarily due to severance costs associated with the retirement of a former executive, and an overall increase in the number of employees.

During the three months ended December 31, 2014, the Company recorded a provision for income tax benefit of $334 thousand compared with a provision for income tax expense of $1.4 million for the same period a year ago and a provision for income tax expense of $264 thousand for the prior quarter. The tax benefit recorded in the current quarter was driven by a change in the Company’s estimated annual effective tax rate. In addition, tax return to accrual adjustments were recognized as a result of an adjustment to 2013 permanent book tax differences. During the current quarter, the recorded tax benefit of $334 thousand was comprised of $164 thousand in tax expense derived from applying the adjusted estimated effective tax rate, a tax benefit of $390 thousand, resulting from a change in the estimated effective tax rate, and a tax benefit of $108 thousand resulting from tax return to accrual adjustments.

(NASDAQ: BOCH)

Diluted earnings per share was $0.12 for the three months ended December 31, 2014 compared with $0.14 for the same period a year ago, and $0.09 for the prior period. Earnings per share decreased during the three months ended December 31, 2014 compared to the same period a year ago primarily due to a decrease in net income partially offset by a decrease in weighted average shares. The decrease in weighted average shares resulted from the repurchase of 2.0 million common shares through two separate repurchase plans announced and completed in 2013 and the repurchase of 700,000 common shares from another repurchase plan announced and completed during the six months ended June 30, 2014. All repurchased shares were retired subsequent to purchase. The weighted average number of dilutive common shares outstanding decreased by 502 thousand shares during the year ended December 31, 2014.

TABLE 7
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD - UNAUDITED
(amounts in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Beginning balance	$10,400	$9,882	$9,748	$14,172	$13,542
Provision for loan loss charged to expense	675	1,050	1,450	—	—
Loans charged off	(374)	(585)	(1,456)	(4,903)	(815)
Loan loss recoveries	119	53	140	479	1,445
Ending balance	$10,820	$10,400	$9,882	$9,748	$14,172

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2014	2014	2014	2014	2013
Nonaccrual loans:
Commercial	$5,112	7,065	$4,375	$4,303	$6,527
Commercial real estate	9,696	9,896	15,598	12,560	14,539
Residential real estate 1-4 family	6,782	7,438	6,939	7,360	8,217
Home equity	24	89	479	484	513
Consumer	35	—	87	—	—
Total nonaccrual loans	21,649	24,488	27,478	24,707	29,796
Accruing troubled debt restructured loans:
Commercial	1,485	1,585	13	62	63
Commercial real estate	1,698	1,707	1,716	3,853	3,864
Residential real estate 1-4 family	5,462	5,222	5,074	4,894	4,303
Home equity	579	584	589	593	598
Total accruing troubled debt restructured loans	9,224	9,098	7,392	9,402	8,828

All other accruing impaired loans	536	757	585	2,564	3,517

Total impaired loans	$31,409	34,343	$35,455	$36,673	$42,141

Gross loans outstanding at period end	$660,898	$649,695	$619,418	$607,049	$597,995

Allowance for loan and lease losses as a percent of:
Gross loans	1.64%	1.60%	1.60%	1.61%	2.37%
Nonaccrual loans	49.98%	42.47%	35.96%	39.45%	47.56%
Impaired loans	34.45%	30.28%	27.87%	26.58%	33.63%

Nonaccrual loans to gross loans	3.28%	3.77%	4.44%	4.07%	4.98%

(NASDAQ: BOCH)

The Company realized net charge offs of $255 thousand in the current quarter compared with net charge offs of $532 thousand in the prior quarter and net recoveries of $630 thousand for the same period a year ago. Charge offs in the current quarter are primarily related to one commercial loan relationship.

The Company continues to monitor credit quality, and adjust the ALLL accordingly to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. As such, the Company recognized $675 thousand in provisions for loan and lease losses during the fourth quarter of 2014, compared to $1.1 million for the prior quarter. The Company’s ALLL as a percentage of gross loans was 1.64% at December 31, 2014 compared to 1.60% as of September 30, 2014. At December 31, 2014, management believes the Company’s ALLL is adequately funded given the current level of credit risk.

At December 31, 2014, the recorded investment in loans classified as impaired totaled $31.4 million, with a corresponding valuation allowance of $1.6 million compared to impaired loans of $34.3 million, with a corresponding valuation allowance of $1.2 million at September 30, 2014. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans. The decrease in impaired loans during the three months ended December 31, 2014 compared to the prior quarter is primarily due to principal payments on two commercial loan relationships.

Loans are reported as a troubled debt restructuring when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the note rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as the Bank will not collect all amounts due, both principal and interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by measuring the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component to be provided for in the ALLL.

During the three months ended December 31, 2014, the Company restructured one loan to grant a rate and maturity concession. The loan was classified as a troubled debt restructuring and placed on nonaccrual status. As of December 31, 2014, the Company had $23.5 million in troubled debt restructurings compared to $25.7 million as of September 30, 2014. As of December 31, 2014, the Company had one hundred eighteen restructured loans that qualified as troubled debt restructurings, of which ninety-seven were performing according to their restructured terms. Troubled debt restructurings represented 3.55% of gross loans as of December 31, 2014 compared with 3.95% at September 30, 2014.

TABLE 8
PERIOD END TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2014	2014	2014	2014	2013
Nonaccrual	$14,230	$16,556	$20,504	$19,779	$24,596
Accruing	9,224	9,098	7,392	9,402	8,828
Total troubled debt restructurings	$23,454	$25,654	$27,896	$29,181	$33,424

Percentage of total gross loans	3.55%	3.95%	4.50%	4.81%	5.59%

Nonperforming loans, which include nonaccrual loans and accruing loans past due more than 90 days, totaled $21.7 million or 3.28% of gross loans as of December 31, 2014, compared to $24.9 million, or 3.77% of gross loans at September 30, 2014. The decrease in nonperforming loans in the current quarter compared to the prior quarter primarily resulted from $1.7 million in payments received from a commercial loan relationship. Nonperforming assets, which include nonperforming loans and other real estate owned (“OREO”), totaled $22.2 million, or 2.22% of total assets as of December 31, 2014, compared with $24.9 million, or 2.54% of total assets as of September 30, 2014.

(NASDAQ: BOCH)

TABLE 9
PERIOD END NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2014	2014	2014	2014	2013
Total nonaccrual loans	$21,649	$24,488	$27,478	$24,707	$29,796
90 days past due not on nonaccrual	23	—	—	—	—
Total nonperforming loans	21,672	24,488	27,478	24,707	29,796

Other real estate owned	502	393	826	623	913
Total nonperforming assets	$22,174	24,881	$28,304	$25,330	$30,709

Nonperforming loans to gross loans	3.28%	3.77%	4.44%	4.07%	4.98%
Nonperforming assets to total assets	2.22%	2.54%	2.89%	2.63%	3.23%

At December 31, 2014, and September 30, 2014, the recorded investment in OREO was $502 thousand and $393 thousand, respectively. The December 31, 2014 OREO balance consists of six properties, of which five are secured by 1-4 family residential real estate in the amount of $341 thousand and one commercial nonfarm residential property in the amount of $161 thousand.

(NASDAQ: BOCH)

TABLE 10
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEET
(amounts in thousands)

	AT December 31,	At December 31,	Change		At September 30,
	2014	2013	$	%	2014
Assets:
Cash and due from banks	$43,949	$38,369	$5,580	15%	$31,151
Interest bearing due from banks	14,473	20,146	(5,673)	-28%	15,272
Total cash and cash equivalents	58,422	58,515	(93)	0%	46,423

Securities available-for-sale, at fair value	186,986	216,640	(29,654)	-14%	189,379
Securities held-to-maturity, at amortized cost	36,806	36,696	110	0%	36,888

Loans, net of deferred fees and costs	661,055	598,298	62,757	10%	649,879
Allowance for loan and lease losses	(10,820)	(14,172)	3,352	-24%	10,400
Net loans	650,235	584,126	66,109	11%	660,279

Total interest earning assets	943,269	910,149	33,120	4%	922,569

Premises and equipment, net	12,295	10,893	1,402	13%	12,510
Other real estate owned	502	913	(411)	-45%	393
Life insurance	21,844	16,216	5,628	35%	21,675
Deferred taxes	10,231	11,653	(1,422)	-12%	10,314
Other assets	19,871	20,690	(819)	-4%	20,696
Total Assets	$997,192	$956,342	$40,850	4%	$998,557

Liabilities and shareholders' equity:
Demand - noninterest bearing	$157,557	$133,984	$23,573	18%	$151,684
Demand - interest bearing	298,160	273,390	24,770	9%	265,308
Savings	88,569	90,442	(1,873)	-2%	91,589
Certificates of deposit	244,749	248,477	(3,728)	-2%	258,939
Total deposits	789,035	746,293	42,742	6%	767,520

Federal Home Loan Bank borrowings	75,000	75,000	—	0%	75,000
Junior subordinated debentures	10,310	15,465	(5,155)	-33%	15,465
Other liabilities	19,245	17,797	1,448	8%	17,812
Total Liabilities	893,590	854,555	39,035	5%	875,797

Shareholders' equity:
Preferred stock	19,931	19,931	—	0%	19,931
Common Stock	23,891	28,304	(4,413)	-16%	23,874
Retained earnings	59,867	55,944	3,923	7%	58,633
Accumulated other comprehensive (loss) income, net of tax	(87)	(2,392)	2,305	-96%	(478)
Total shareholders' equity	103,602	101,787	1,815	2%	101,960

Total liabilities and shareholders' equity	$997,192	$956,342	$40,850	4%	$977,757

Shares outstanding	13,295	13,977			13,294
Book value per share	$6.29	$5.86			$6.17

(NASDAQ: BOCH)

TABLE 11
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	December 31,		Change		September 30,	Twelve Months Ended December 31,
	2014	2013	$	%	2014	2014	2013
Interest income:
Interest and fees on loans	$7,832	$7,432	$400	5%	$7,350	$29,464	$29,918
Interest on securities	980	658	322	49%	998	4,203	4,198
Interest on tax-exempt securities	620	492	128	26%	629	2,536	2,610
Interest on deposits	97	719	(622)	-87%	125	490	535
Total interest income	9,529	9,301	228	2%	9,102	36,693	37,261
Interest expense:
Interest on demand deposits	109	121	(12)	-10%	123	471	485
Interest on savings deposits	55	60	(5)	-8%	59	228	254
Interest on certificates of deposit	623	635	(12)	-2%	650	2,608	2,625
Interest on securities sold under repurchase agreements	—	—	—	0%	—	—	6
Interest on FHLB borrowings	370	(104)	474	-456%	126	422	(267)
Interest on other borrowings	82	95	(13)	-14%	196	363	375
Total interest expense	1,239	807	432	54%	1,154	4,092	3,478
Net interest income	8,290	8,494	(204)	-2%	7,948	32,601	33,783
Provision for loan and lease losses	675	—	675	100%	1,050	3,175	2,750
Net interest income after provision for loan and lease losses	7,615	8,494	(879)	-10%	6,898	29,426	31,033
Noninterest income:
Service charges on deposit accounts	51	45	6	13%	50	186	191
Payroll and benefit processing fees	137	129	8	6%	127	508	484
Increase in cash surrender value of life insurance	169	133	36	27%	171	628	534
Gain (loss) on investment securities, net	93	64	29	45%	32	(159)	995
Merchant credit card service income, net	24	31	(7)	-23%	25	104	129
Other income	670	317	353	111%	266	3,048	1,209
Total noninterest income	1,144	719	425	59%	671	4,315	3,542

(NASDAQ: BOCH)

TABLE 11 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)

	For The Three Months Ended
	December 31,		Change		September 30,	Twelve Months Ended December 31,
	2014	2013	$	%	2014	2014	2013
Noninterest expense:
Salaries and related benefits	4,257	3,172	1,085	34%	3,474	14,770	12,035
Occupancy and equipment expense	715	554	161	29%	749	2,784	2,205
Write down of other real estate owned	—	—	—	0%	—	290	—
FDIC insurance premium	214	190	24	13%	204	798	725
Data processing fees	260	150	110	73%	217	889	547
Professional service fees	616	315	301	96%	309	1,527	1,241
Deferred compensation expense	113	121	(8)	-7%	115	458	179
Other expenses	1,235	1,191	44	4%	964	5,821	5,309
Total noninterest expense	7,410	5,693	1,717	30%	6,032	27,337	22,241
Income before provision (benefit) for income taxes	1,349	3,520	(2,171)	-62%	1,537	6,404	12,334
Provision (benefit) for income taxes	(334)	1,433	(1,767)	-123%	264	677	4,399
Net income	$1,683	$2,087	$(404)	-19%	$1,273	$5,727	$7,935
Less: preferred dividend and accretion on preferred stock	50	50	—	0%	50	200	200
Income available to common shareholders	$1,633	$2,037	$(404)	-20%	$1,223	$5,527	$7,735
Basic earnings per share	$0.12	$0.14	$(0.02)	-14%	$0.09	$0.41	$0.52
Average basic shares	13,295	14,143	(848)	-6%	13,294	13,475	14,940
Diluted earnings per share	$0.12	$0.14	$(0.02)	-14%	$0.09	$0.41	$0.52
Average diluted shares	13,335	14,176	(841)	-6%	13,339	13,520	14,964

(NASDAQ: BOCH)

TABLE 12
UNAUDITED CONDENSED CONSOLIDATED
ANNUAL AVERAGE BALANCE SHEET
(amounts in thousands)

	For the Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2012	2011
Earning assets:
Loans	$644,029	$612,819	$642,200	$626,275
Tax exempt securities	83,973	92,854	81,714	52,467
Taxable securities	148,606	157,486	135,615	130,898
Interest bearing due from banks	56,466	43,397	48,712	64,399
Average earning assets	933,074	906,556	908,241	874,039

Cash and due from banks	11,249	10,570	10,125	2,251
Premises and equipment, net	12,105	10,338	9,567	9,489
Other assets	37,497	26,838	24,249	21,421
Average total assets	$993,925	$954,302	$952,182	$907,200

Interest bearing liabilities:
Demand - interest bearing	$272,383	$244,125	$203,342	$157,696
Savings	91,108	92,502	89,789	91,876
Certificates of deposit	259,462	249,500	285,574	296,381
Repurchase agreements	—	5,780	14,246	14,805
Other borrowings	15,533	15,584	15,465	8,398
FHLB borrowings	77,466	109,560	110,374	122,535
Average interest bearing liabilities	715,952	717,051	718,790	691,691

Demand - noninterest bearing	140,520	126,017	115,091	100,722
Other liabilities	35,089	5,041	7,033	6,679
Shareholders' equity	102,364	106,193	111,268	108,108
Average liabilities & equity	$993,925	$954,302	$952,182	$907,200

(NASDAQ: BOCH)

TABLE 13
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEET
(amounts in thousands)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Earning assets:
Loans	$656,834	$640,990	$612,847	$605,682	$594,324
Tax exempt securities	82,231	83,503	83,530	86,681	91,269
Taxable securities	143,829	140,128	152,780	157,936	161,473
Interest bearing due from banks	36,970	64,826	59,040	65,179	48,035
Average earning assets	919,864	929,447	908,197	915,478	895,101

Cash and due from banks	12,264	12,322	10,163	10,212	11,506
Premises and equipment, net	12,464	12,551	12,190	11,197	10,823
Other assets	41,179	40,053	36,297	30,426	22,302
Average total assets	$985,771	$994,373	$966,847	$967,313	$939,732

Interest bearing liabilities:
Demand - interest bearing	$277,692	$269,633	$272,073	$267,428	$261,949
Savings	89,992	91,556	91,488	91,406	92,949
Certificates of deposit	254,942	260,592	262,809	259,523	247,376
Other borrowings	15,465	15,737	15,465	15,465	15,465
FHLB borrowings	75,000	84,782	75,000	75,000	75,000
Average interest bearing liabilities	713,091	722,300	716,835	708,822	692,739

Demand - noninterest bearing	154,471	142,796	132,842	132,495	134,439
Other liabilities	14,630	27,168	16,040	23,013	10,470
Shareholders' equity	103,579	102,109	101,130	102,983	102,084
Average liabilities & equity	$985,771	$994,373	$966,847	$967,313	$939,732

(NASDAQ: BOCH)

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names: Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce. The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through four offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Investment firms making a market in BOCH stock are:

Raymond James Financial

John T. Cavender

555 Market Street

San Francisco, CA 94105

(800) 346-5544

Sandler O’Neill + Partners, L.P.

Brian Sullivan

1251 Avenue of the Americas, 6th Floor

New York, NY 10022

(212) 466-8022

McAdams Wright Ragen, Inc. Joey Warmenhoven 1211 SW Fifth Avenue, Suite 1400 Portland, OR 97204 (866) 662-0351 Stifel Nicolaus Perry Wright 1255 East Street, Suite 100 Redding, CA 96001 (530) 244-7199

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959